                AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER


                                 BY AND BETWEEN


                           SPECIALTY ACQUISITION CORP.


                                       AND


                             SPECIALTY CATALOG CORP.


                                DATED MAY 4, 2001

                               TABLE OF CONTENTS

TABLE OF DEFINED TERMS............................................................................................1
   AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER..............................................................1
RECITALS..........................................................................................................1
ARTICLE I.........................................................................................................2
THE MERGER........................................................................................................2
   1.1   The Merger...............................................................................................2
   1.2   Company Action...........................................................................................2
   1.3   Effects of the Recapitalization and Merger...............................................................2
   1.4   Consummation of the Recapitalization and Merger..........................................................2
   1.5   Certificate of Incorporation; Bylaws; Directors and Officers.............................................3
   1.6   Conversion of Securities.................................................................................3
   1.7   Company Stock Options....................................................................................3
   1.8   Dissenting Shares........................................................................................4
   1.9   Exchange of Certificates.................................................................................4
   1.10    Supplementary Action...................................................................................5
   1.11    Lost, Stolen or Destroyed Company Certificates.........................................................6
ARTICLE II........................................................................................................6
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................................6
   2.1   Organization and Qualification...........................................................................6
   2.2   Certificate of Incorporation; Bylaws; and Stock Transfer Records.........................................6
   2.3   Capitalization of the Company............................................................................6
   2.4   Corporate Power, Authorization and Enforceability........................................................7
   2.5   No Conflict; Required Filings and Consents...............................................................7
   2.6   SEC Reports; Financial Statements........................................................................8
   2.7   No Default; Violation; Dispute...........................................................................8
   2.8   Compliance with Law......................................................................................9
   2.9   Absence of Certain Changes...............................................................................9
   2.10    No Undisclosed Liabilities.............................................................................9
   2.11    Litigation; Claims.....................................................................................9
   2.12    INTENTIONALLY OMITTED.................................................................................10
   2.13    Disclosure Documents..................................................................................10
   2.14    INTENTIONALLY OMITTED.................................................................................10
   2.15    Environmental Matters.................................................................................10
   2.16    Takeover Laws.........................................................................................11
   2.17    Board Recommendation; Fairness Opinion................................................................11
   2.18    INTENTIONALLY OMITTED.................................................................................11
   2.19    Brokers and Finders...................................................................................11
ARTICLE III......................................................................................................11
REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................................................11
   3.1   Organization and Qualification..........................................................................12
   3.2   Corporate Power, Authorization and Enforceability.......................................................12
   3.3   No Conflict; Required Filings and Consents..............................................................12
   3.4   Board and Stockholder Approval..........................................................................12
   3.5   Brokers and Finders.....................................................................................12
   3.6   Disclosure Documents....................................................................................13
ARTICLE IV COVENANTS.............................................................................................13
   4.1   Conduct of Business by the Company......................................................................14
   4.2   Access to Information; Confidentiality..................................................................15
   4.3   Preparation of Proxy Statement; Stockholders Meeting; Schedule 13E-3....................................16
   4.4   Regulatory Filings......................................................................................17
   4.5   Acquisition Proposals...................................................................................17
   4.6   Public Announcements....................................................................................18
   4.7   Notification of Certain Matters.........................................................................18
   4.8   Officers' and Directors' Indemnification; Insurance.....................................................19
   4.9   Additional Agreements...................................................................................20
   4.10    Company Indebtedness..................................................................................20
   4.11    Other Actions by the Company..........................................................................20
   4.12    Litigation Cooperation................................................................................21
   4.13    Future Filings........................................................................................21





   4.14    Board Action Relating to Stock Option Plans...........................................................21
   4.15    Knowledge of Inaccuracies.............................................................................21
   4.16    Financing Matters.....................................................................................21
   4.17    Voting................................................................................................22
   4.18    Exemption from Liability Under Section 16(B)..........................................................22
   4.19    Delisting.............................................................................................22
ARTICLE V........................................................................................................22
CONDITIONS OF MERGER.............................................................................................22
   5.1   Conditions to the Obligations of Each Party to Effect the Merger........................................22
   5.2   Conditions Precedent to Purchaser's Obligations.........................................................23
   5.3   Conditions to Obligations of the Company................................................................24
ARTICLE VI.......................................................................................................24
TERMINATION, AMENDMENT AND WAIVER................................................................................24
   6.1   Termination.............................................................................................24
   6.2   Procedure and Effect of Termination.....................................................................25
   6.3   Expenses................................................................................................25
   6.4   Amendment...............................................................................................26
   6.5   Waiver..................................................................................................26
   6.6   Termination decisions by the Company....................................................................26
ARTICLE VII DEFINITIONS..........................................................................................26
ARTICLE VIII MISCELLANEOUS.......................................................................................28
   8.1   Severability............................................................................................28
   8.2   Notices.................................................................................................28
   8.3   Headings................................................................................................29
   8.4   Representations and Warranties, etc.....................................................................29
   8.5   Miscellaneous...........................................................................................29
   8.6   Attorneys Fees..........................................................................................29
   8.7   Governing Law...........................................................................................29
   8.8   Jurisdictionand Venue...................................................................................29
   8.9   BindingEffect...........................................................................................29
   8.10    Assignment............................................................................................30
   8.11    FurtherAssurances.....................................................................................30
   8.12    Publicity.............................................................................................30

                             TABLE OF DEFINED TERMS

                                                                                                          Section
                                                                                                          -------

2000 10-K....................................................................................................2.3(b)
Acquisition Proposal.........................................................................................4.5(a)
Affiliate...............................................................................................Article VII
Agreement..............................................................................................Introduction
Board......................................................................................................Recitals
Board of Directors.........................................................................................Recitals
CERCLA......................................................................................................2.15(a)
Certificate..................................................................................................1.6(a)
Closing.........................................................................................................1.4
Closing Date....................................................................................................1.4
Commitments....................................................................................................4.16
Common Stock...............................................................................................Recitals
Company................................................................................................Introduction
Company Acquisition Agreement................................................................................4.5(a)
Company Disclosure Documents................................................................................2.13(a)
Company Disclosure Letter.......................................................................................1.7
Company Notice...............................................................................................4.5(b)
Company Proxy Statement......................................................................................4.3(b)
Company Requisite Vote..........................................................................................2.4
Company Rights Plan.....................................................................................Article VII
Company Stock Option Plan.......................................................................................1.7
Confidential Information.............................................................................4.2(d). 4.2(b)
Constituent Corporations........................................................................................1.3
D&O Insurance................................................................................................4.8(f)
Deposit Amount...............................................................................................1.9(a)
DGCL............................................................................................................1.1
Dissenting Shares...............................................................................................1.8
Dissenting Stockholder..........................................................................................1.8
Effective Time..................................................................................................1.4
Eligible Shares.................................................................................................1.7
Engagement Letter..............................................................................................2.19
Environmental Laws..........................................................................................2.15(a)
Exchange Act.................................................................................................2.5(b)
Exchange Agent...............................................................................................1.9(a)
Expenses.....................................................................................................6.3(b)
Fairness Opinion............................................................................................2.17(b)
Financial Advisor..........................................................................................Recitals
Financial Statements............................................................................................2.6
Financing Condition..........................................................................................5.2(a)
GAAP............................................................................................................2.6
Golub Engagement Letter.....................................................................................4.16(c)
Governmental Entities........................................................................................2.5(b)
Hazardous Substances........................................................................................2.15(b)
HSR Act......................................................................................................2.5(b)
Indebtedness............................................................................................Article VII
Lending Sources.............................................................................................4.16(a)
Material Adverse Effect...................................................................................Article V
Maximum Premium..............................................................................................4.8(f)
Merger..........................................................................................................1.1
Option..........................................................................................................1.7
Per Share Merger Consideration...............................................................................1.6(a)
Permitted Investments........................................................................................1.9(a)
Person..................................................................................................Article VII
Preliminary Proxy Statement..................................................................................4.3(b)
Purchaser..............................................................................................Introduction
Purchaser Disclosure Documents...............................................................................3.6(a)
RCRA........................................................................................................2.15(a)
Regulatory Consents..........................................................................................2.5(b)



Representatives..............................................................................................4.2(a)
Rights Plan..................................................................................................2.3(a)
SARA........................................................................................................2.15(a)
Schedule 13E-3...............................................................................................4.3(b)
SEC.............................................................................................................2.6
SEC Reports.....................................................................................................2.6
Securities Act..................................................................................................2.6
Shares.......................................................................................................1.6(a)
Special Committee..........................................................................................Recitals
Subsidiary..............................................................................................Article VII
Superior Proposal............................................................................................4.5(a)
Surviving Corporation...........................................................................................1.1
Tax or Taxes............................................................................................Article VII

                AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER

         THIS AGREEMENT AND PLAN OF RECAPITALIZATION AND MERGER (the "Agreement") is made and entered into as of this 4th day of May, 2001, by and between SPECIALTY ACQUISITION CORP., a Delaware corporation ("Purchaser"), and SPECIALTY CATOLOG CORP., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, Purchaser desires to acquire the entire equity interest in the Company and to provide for the payment of $3.75 per share in cash for all shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") not held by Purchaser; and

         WHEREAS, the stockholders of Purchaser intend to contribute shares of Common Stock held by them to the Purchaser and to acquire in exchange therefor common stock of the Purchaser; and

         WHEREAS, the Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board of Directors" or the "Board") has approved this Agreement, determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable, and in the best interests of, the Company's stockholders (other than the Purchaser and its current and future stockholders) and adopted the Merger as set forth herein and has recommended approval of the Merger and adoption of the Agreement by the Board of Directors and the stockholders of the Company;

         WHEREAS, the Special Committee has received the opinion of Burnham Securities Inc. (the "Financial Advisor"), dated as of the date of this Agreement, to the effect that, based on, and subject to, the various assumptions and qualifications set forth therein, as of the date of such opinion, the Per Share Merger Consideration (as hereinafter defined) to be received by the holders of the Common Stock (other than the Purchaser and its current and future stockholders) pursuant to the Merger (as hereinafter defined) is fair from a financial point of view to such holders;

         WHEREAS, the Board of Directors, after receiving the recommendation of the Special Committee, has approved this Agreement, determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company's stockholders (other than the Purchaser and its current and future stockholders) and has adopted the Merger as set forth herein and has recommended approval of the Merger and adoption of this Agreement by the stockholders of the Company;

         WHEREAS, the Board of Directors of the Purchaser has approved this Agreement, determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Purchaser's stockholders and adopted the Merger as set forth herein and has recommended approval of the Merger and adoption of this Agreement by the stockholders of the Company; and

         WHEREAS, the stockholders of Purchaser have, by unanimous written consent, approved the Merger and adoption of this Agreement by the Purchaser;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

                  1.1      The Merger.
                           ----------

                  At the Effective Time (as defined in Section 1.4 hereof), in accordance with this Agreement and Section 251 of the Delaware General Corporation Law (the "DGCL"), Purchaser shall be merged with and into the Company, the separate existence of the Purchaser (except as may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time (the "Merger"). The Company after the Merger sometimes is referred to hereinafter as the Surviving Corporation (the "Surviving Corporation").

                  1.2      Company Action.
                           --------------

                  The Company hereby consents to the Merger and represents that each of the Special Committee and the Board of Directors, upon the recommendation of the Special Committee, each at meetings duly called and held, have (i) determined, that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company's stockholders (other than Purchaser and its current and future stockholders), (ii) approved this Agreement, and the transactions contemplated hereby, including the Merger, which approvals, and prior actions taken by such Board immediately prior to the execution of this Agreement, are sufficient to render entirely inapplicable to the Merger and Purchaser and its Affiliates, as of the date hereof, the provisions of Section 203 of the DGCL, (iii) resolved to recommend approval of this Agreement and adoption of the Merger by its stockholders and (iv) resolved to amend the Company Rights Plan (as hereinafter defined) so as to render it inapplicable to the Merger and Purchaser, or to redeem all of the outstanding rights under the Company Rights Plan.

         1.3      Effects of the Recapitalization and Merger.
                  ------------------------------------------

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of this Agreement and as set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights and property of the Company and the Purchaser (the "Constituent Corporations") shall vest in the Surviving Corporation, and all debts and liabilities of the Company and the Purchaser shall become the debts and liabilities of the Surviving Corporation.

                  1.4      Consummation of the Recapitalization and Merger.
                           -----------------------------------------------

                  Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
6.1 hereof, in the event of, and as soon as is practicable after, the satisfaction or waiver of the conditions set forth in Article V hereof, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL (the time of confirmation of such filing or such later time as is specified in such certificate of merger being the "Effective Time"). Contemporaneous with the filing referred to in this Section 1.4, a closing (the "Closing") will be held at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, NY 10019 or at such other location as the parties may establish for the purpose of confirming all the foregoing. The date and time of such Closing is referred to as the "Closing Date."

                 1.5      Certificate of Incorporation; Bylaws; Directors
                          and Officers.
                          ------------

         The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be the Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the DGCL. The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  1.6      Conversion of Securities.
                           ------------------------

                  At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

                  (a) Each share of Common Stock, $.01 par value per share of the Company (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 1.6(b) hereof, and, subject to Section 1.6(d) and Section 1.8 hereof, any Dissenting Shares (as hereinafter defined)), shall be cancelled and extinguished and be automatically converted into and become a right to receive $3.75 per share in cash (the "Per Share Merger Consideration") upon surrender in the manner provided in Section
         1.9 of the certificate that evidenced the Shares (the "Certificate").

                  (b) Each Share which is issued and held in the treasury of the Company immediately prior to the Effective Time or issued and outstanding and owned by the Company or by the Purchaser, shall be cancelled and retired, and no payment shall be made with respect thereto.

                  (c) Each share of capital stock of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into capital stock of the Surviving Corporation with the same rights and terms as immediately prior to the Merger.

                  (d) The holders of Dissenting Shares (as hereinafter defined), if any, shall be entitled to payment for such Shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the applicable provisions of the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair cash value of such Shares, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration provided in Section 1.6(a), without interest.

                  1.7      Company Stock Options.
                           ---------------------

                  Immediately prior to the Effective Time, and except as may be set forth on Schedule 1.7 of the Company's Disclosure Letter annexed hereto (the "Company Disclosure Letter") or otherwise consented to by the Purchaser, each outstanding, unexercised option, warrant or other right to purchase the Company's Common Stock (an "Option"), including but not limited to Options to purchase Shares heretofore granted under each of the

Company's 1996 Stock Incentive Plan, as amended, and the Company's 2000 Stock Incentive Plan (collectively, the "Company Stock Option Plan"), whether or not exercisable, shall be cancelled by the Company in consideration of a cash payment, if applicable, from the Surviving Corporation in an amount equal to the product of multiplying (a) the excess, if any, of (x) the Per Share Merger Consideration over (y) the per Share exercise price of such Option, by (b) the number of Eligible Shares (as defined below) subject to such Option. Such cash payment shall be net of any required withholding taxes. The term "Eligible Shares" shall mean the aggregate number of Shares that shall then be subject to purchase under any option which shall be vested and exercisable as of the Effective Time. The obligation to make any such cash payment (1) shall be subject to the obtaining of any necessary consents of optionees to the cancellation of such Options, in form and substance reasonably satisfactory to Purchaser, and (2) shall not require any action which violates the Company Stock Option Plan. Options with an exercise price equal to or greater than the Per Share Merger Consideration will be cancelled without any consideration. The Company shall, at Purchaser's request, use its commercially reasonable efforts to effectuate the provisions of this Section 1.7. From and after the Effective Time, other than as expressly set forth in this Section 1.7, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his or Options as set forth in this Section 1.7. The Company shall, at Purchaser's request, take all necessary actions to terminate effective as of the Effective Time the Company Stock Option Plans, stock option agreements and similar arrangements.

                  1.8      Dissenting Shares.
                           -----------------

                  Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Stockholder"), if any, who has the right to demand, and who properly demand, an appraisal of such shares in accordance with Section 262 of the DGCL or any successor provision ("Dissenting Shares") shall not be converted into a right to receive the Per Share Merger Consideration unless such Dissenting Stockholder fails to perfect or otherwise loses or withdraws such Dissenting Stockholder's right to such appraisal, if any. Provided the holder of any Dissenting Shares complies with the provisions of the DGCL, such holder shall have with respect thereto solely the appraisal rights provided under
Section 262 of the DGCL. If, after the Effective Time, such Dissenting Stockholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each such share of such Dissenting Stockholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in accordance with this Section 1.8. The Company shall give prompt notice to Purchaser of any demands received by the Company for appraisal of any Dissenting Shares, and Purchaser shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Purchaser, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

                  1.9      Exchange of Certificates.
                           ------------------------

                  (a) Prior to the Effective Time, a bank or trust company to be designated by the Purchaser (the "Exchange Agent") shall act as exchange agent in effecting the exchange of the Per Share Merger Consideration for Certificates which, prior to the Effective Time, represented Shares entitled to payment pursuant to Section 1.6 hereof. Prior to the Effective Time, the Purchaser shall deposit with the Exchange Agent the aggregate Per Share Merger Consideration necessary to make the payments contemplated hereby on a timely basis (the "Deposit Amount") in trust for the benefit of the holders of Certificates. Pending distribution pursuant to this Section 1.9(a) of the Deposit Amount deposited with the Exchange Agent, the Surviving Corporation may direct the Exchange Agent to invest such Deposit Amount, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or in certificates of deposit, bank repurchase agreements or bankers acceptances of commercial banks with capital exceeding $500,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this
Section 1.9(a). Upon the surrender of each such

Certificate and the issuance and delivery by the Exchange Agent of the Per Share Merger Consideration in exchange therefor, such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares held by the Company or the Purchaser and by Dissenting Shares) shall represent solely the right to receive the Per Share Merger Consideration, without interest, multiplied by the number of Shares represented by such Certificate. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates which immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Per Share Merger Consideration therefor. Upon the surrender to the Exchange Agent of such an outstanding Certificate together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder shall receive the Per Share Merger Consideration, without any interest thereon. If any Per Share Merger Consideration is to be paid to a name other than the name in which the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the Person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Per Share Merger Consideration to a name other than that of the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Per Share Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (b) The Surviving Corporation shall not be entitled to the return of any amount in the possession of the Exchange Agent relating to the transactions described in this Agreement until the date which is 180 days after the Effective Time. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Per Share Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

         (c) At and after the Effective Time, the holders of Certificates to be exchanged for the Per Share Merger Consideration pursuant to this Agreement shall cease to have any rights as stockholders of the Company except for the right to surrender such holder's Certificates in exchange for payment of the Per Share Merger Consideration, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for the Per Share Merger Consideration, as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

         (d) The provisions of this Section 1.9 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of the Exchange Agent under this Section 1.9 shall commence on the date of loss of such status.

                  1.10     Supplementary Action.
                           --------------------

                  If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either the Company or Purchaser, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Company and Purchaser, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                  1.11     Lost, Stolen or Destroyed Company Certificates.
                           ----------------------------------------------

                  In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon making of an affidavit of the fact by the holder thereof, certificates representing such shares of Company Common Stock to be exchanged in the manner described in this Article I; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to indemnify Purchaser against any claim that may be made against Purchaser the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser that:

                  2.1      Organization and Qualification.
                           ------------------------------

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and its Subsidiaries have all requisite corporate power and authority to own, operate and lease their properties and to carry on their business in all material respects as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, other than in jurisdictions where the failure to be so qualified, individually and in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Other than the Company's ownership interest in its Subsidiaries, and except as set forth on Schedule 2.1 to the Company Disclosure Letter, the Company has no direct or indirect equity interest in any partnership, corporation, limited liability company, joint venture, business association or other entity.

                  2.2 Certificate of Incorporation; Bylaws; and Stock Transfer Records.
                           ------------------------------------------------

                  The Company has made available to the Purchaser prior to the date of this Agreement complete and correct copies of (i) the Certificate of Incorporation (or other charter document) and By-laws of the Company and each of its Subsidiaries, and (ii) a shareholder list of each of the Company and each of its Subsidiaries.

                  2.3      Capitalization of the Company.
                           -----------------------------

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which none are issued and outstanding, and (ii) 10,000,000 shares of Common Stock, par value $.01 per share, of which 5,239,774 Shares are issued and 4,337,886 Shares are outstanding. Except for (i) the rights created pursuant to this Agreement, the Company Stock Option Plan and the Company Rights Plan and (ii) as set forth in Schedule 1.7 and Schedule 2.3(a) of the Company Disclosure Letter, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, sell, deliver, repurchase or redeem or cause to be issued, sold, delivered, repurchased or redeemed any shares of capital stock of, or equity interests in, the Company. All outstanding Shares are, and all Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights or rights of first refusal. None of the Company or any of its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.3(a) of the Company Disclosure Letter or other than the Company Rights Plan, the Company has no stockholder rights plan or agreement in force providing for the issuance to holders of Shares of rights to purchase or receive stock, cash or other assets upon the acquisition or proposed acquisition of Shares by a Person (a "Rights Plan"), nor has the Company's Board of Directors or stockholders ever adopted a Rights Plan.

                  (b) All of the Company's Subsidiaries are listed in Schedule 2.3(b) of the Company Disclosure Letter. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (the "2000 10-K") or Schedule 2.3(b) of the Company Disclosure Letter, the Company owns all of the outstanding capital stock of its Subsidiaries.

                  2.4      Corporate Power, Authorization and Enforceability.
                           -------------------------------------------------

                  The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and no other corporate action on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by stockholders holding a majority of the outstanding Shares entitled to vote thereon (the "Company Requisite Vote")). This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity). The Company Requisite Vote is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other vote or consent of the stockholders of the Company is required by law, the Certificate of Incorporation or Bylaws of the Company or otherwise in order for the Company to adopt this Agreement or to approve the transactions contemplated hereby, including the Merger.

                  2.5      No Conflict; Required Filings and Consents.
                           ------------------------------------------

                  (a) Except as set forth on Schedule 2.5 of the Company Disclosure Letter, and assuming satisfaction of any applicable requirements referred to in Section 2.5(b) below, the execution and delivery by the Company of this Agreement, the compliance by the Company with the provisions hereof and the consummation by the Company of the transactions contemplated hereby:

                         (A) will not conflict with or violate any statute, law,
                  ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Company or any of its Subsidiaries or any of their properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries, including pursuant to (i) the Certificate of Incorporation (or other charter document) or Bylaws of the Company or any of its Subsidiaries, or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which in either case individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect; and

                           (B) subject to shareholder dissenters' rights, do not
                  and will not result in any grant of rights to any other party under the Certificate of Incorporation (or other charter document) or Bylaws of the Company or any of its Subsidiaries or restrict or impair the ability of the Purchaser or any of its Subsidiaries to vote, or otherwise exercise the rights of a stockholder with respect to shares of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by them.

                  (b) Other than in connection with or in compliance with the provisions of the DGCL, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the "blue sky" laws of various states, approvals, registrations, permits, licenses, authorizations, waivers or consents required to be obtained under applicable state or local laws, including but not limited to NASDAQ rules, applicable state takeover laws, the premerger notification requirement of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable to the transactions contemplated hereby, and the filing and recordation of the Certificate of merger as required under the DGCL (collectively, "Regulatory Consents"), (i) the Company is not required to submit any notice, report, registration, declaration or other filing with any federal, state or local government, court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (collectively, "Governmental Entities"), in connection with the execution or delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement and (ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained in connection with the execution or delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, other than such notices, reports, registrations, declarations, filings, waivers, consents, approvals, orders, or authorizations, the absence of which would not, individually and in the aggregate, subject the Company or its Subsidiaries to any criminal penalties or otherwise reasonably be expected to have a Material Adverse Effect.

                  2.6      SEC Reports; Financial Statements.
                           ---------------------------------

                  The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") from January 1, 1998 through the date hereof (collectively, the "SEC Reports"). The financial statements contained in the SEC Reports (or incorporated therein by reference) and the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 30, 2000 included in the 2000 10-K (collectively, the "Financial Statements"), were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved ("GAAP") (except as may be indicated in the notes or schedules thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows as of the dates and for the fiscal periods indicated therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). On the date of filing thereof, and as of the date hereof, each SEC Report filed with the SEC complied in all material respects with the then applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any statements or reports with the SEC.

                  2.7      No Default; Violation; Dispute.
                           ------------------------------

                  Neither the Company nor any of its Subsidiaries is in default or violation, and, to the Company's knowledge, no claims exist with respect to (and no event has occurred which with or without notice, the lapse of time or the happening or occurrence of any other event would constitute a default or violation or claim) any term, condition or provision of (i) its Certificate of Incorporation (or other charter document) or Bylaws, or (ii) except as set forth in Schedule 2.7 of the Company Disclosure Letter, any contract, lease, agreement, license, note, bond, employee benefit agreement or plan, arrangement under which it owns or leases real or personal property, mortgage, indenture, deed of trust or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their properties or assets may be bound (nor to the knowledge of the Company is any other party thereto in breach thereof or default thereunder), except in the case of this clause (ii) for any defaults, violations or claims that individually and in the aggregate would not have a Material Adverse Effect.

                  2.8      Compliance with Law.
                           -------------------

                  Except as set forth in Schedule 2.8 of the Company Disclosure Letter, each of the Company and its Subsidiaries is in compliance, and has conducted its respective businesses so as to comply with, all statutes, laws, ordinances, rules, regulations, permits and approvals applicable to its operations, except for violations which, individually and in the aggregate, do not and insofar as reasonably can be foreseen in the future would not have a Material Adverse Effect. Except as disclosed in the SEC Reports, as of the date hereof no investigation or review by any Governmental Entity with respect to the Company, any of its Subsidiaries or any property owned or leased by the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, except for any investigation or review that would not individually and in the aggregate have a Material Adverse Effect.

                  2.9      Absence of Certain Changes.
                           --------------------------

                  As of the date of this Agreement, except as disclosed in
Schedule 2.9 of the Company Disclosure Letter, or in the 2000 10-K, since December 30, 2000, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and have not taken any of the actions set forth in paragraphs (i) through (vi) of Section 4.1, and there has not been any occurrence, including the commencement or to the knowledge of the Company, threat of any action, suit, investigation or proceeding against the Company or its Subsidiaries, that has had or would reasonably be expected to have a Material Adverse Effect, other than occurrences relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries, occurrences related to the execution of this Agreement and the announcement of the transactions contemplated hereby, or occurrences otherwise agreed to in writing by Purchaser.

                  2.10     No Undisclosed Liabilities.
                           --------------------------

                  Except for liabilities and obligations incurred since December 30, 2000 in the ordinary course of business, liabilities and obligations incurred in connection with this Agreement or any of the agreements to be entered into pursuant to this Agreement, and liabilities and obligations identified in Schedule 2.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature whatsoever, including guarantees or other similar obligations, (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise), other than liabilities or obligations recognized or disclosed in the Financial Statements or disclosed in the 2000 10-K, or which individually or in the aggregate would not have a Material Adverse Effect.

                  2.11     Litigation; Claims.
                           ------------------

                  There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company arising out of or in any way related to this Agreement, the Merger or any of the transactions contemplated hereby or thereby.

                  2.12     INTENTIONALLY OMITTED.

                  2.13     Disclosure Documents.
                           --------------------

                  (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement, including on Schedule 13E-3, (the "Company Disclosure Documents") and any amendments or supplements thereto, will, when filed, comply as to form with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

                  (b) At the time any Company Disclosure Document or any amendment or supplement thereto is first mailed to stockholders of the Company, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the filing of any Company Disclosure Documents or any amendment or supplement thereto, not misleading, and from the time of any distribution thereof through the Effective Time each such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in paragraphs (a) and (b) of this Section 2.13 will not apply to statements or omissions included in the Company Disclosure Documents, if any, based upon information furnished to the Company in writing by Purchaser specifically for use therein.

                  (c) The information with respect to the Company or any Subsidiary that the Company furnishes to Purchaser in writing specifically for use in the Schedule 13E-3 (as defined herein), the Preliminary Proxy Statement and the Company Proxy Statement will not, at the time of the filing thereof, and from the time of any distribution thereof through the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 2.13(c) will not apply to statements or omissions included in the Schedule 13E-3, the Preliminary Proxy Statement (as hereinafter defined) and Company Proxy Statement (as hereinafter defined), if any, based upon information furnished by Purchaser, or its Affiliates specifically for use therein.

                  2.14     INTENTIONALLY OMITTED.

                  2.15 Environmental Matters. Except as would not individually or in the aggregate have a Material Adverse Effect:

                  (a) Neither the Company nor any of its Subsidiaries nor to the knowledge of the Company as of the date of this Agreement any operator or owner of their respective past or present properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Super fund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act of 1970, as amended, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws").

                  (b) There have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of any hazardous waste as defined by 42 U.S.C. (S)6903(5), any hazardous substances as defined by 42 U.S.C.(S)9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances ") on, upon, into or from any properties of the Company or its Subsidiaries.

                  (c) As of the date of this Agreement, no amounts of Hazardous Substance has been discharged, generated, treated, manufactured, handled, stored, transported, emitted, released or is present at any property now or previously owned, leased or operated by the Company except in compliance with all applicable Environmental Laws.

                  2.16     Takeover Laws.
                           -------------

                  The provisions of Sections 203 of the DGCL either does not apply to the execution, delivery and performance of this Agreement and the consummation of the Merger or has been rendered inapplicable because of a vote of the Board of Directors approving the consummation of the Merger and the transactions contemplated by this Agreement. No "fair price," "control share acquisition" or other similar anti-take over statute or regulation enacted in any jurisdiction other than Delaware is applicable to the execution, delivery and performance of this Agreement, or the consummation of the Merger.

                  2.17     Board Recommendation; Fairness Opinion.
                           --------------------------------------

                  (a) The Company represents that each of the Special Committee and the Board of Directors, upon the recommendation of the Special Committee, each at meetings duly called and held, have (i) determined, that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company's stockholders (other than Purchaser and its current and future stockholders), (ii) approved this Agreement, and the transactions contemplated hereby, including the Merger, which approvals, and prior actions taken by such Board immediately prior to the execution of this Agreement, are sufficient to render entirely inapplicable to the Merger and Purchaser and its Affiliates, as of the date hereof, the provisions of Section 203 of the DGCL, (iii) resolved to recommend approval of this Agreement and adoption of the Merger by its stockholders and (iv) resolved to amend the Company Rights Plan so as to render it inapplicable to the Merger and Purchaser, or to redeem all of the outstanding rights under the Company Rights Plan.

                  (b) The Special Committee has received the written opinion of its Financial Advisor, dated as of the date of this Agreement, to the effect that, based on, and subject to, the various assumptions and qualifications set forth therein, as of the date of such opinion, the Per Share Merger Consideration to be received by holders of Shares (other than Purchaser and its current and future stockholders) pursuant to the Merger is fair from a financial point of view to such holders (the "Fairness Opinion"). The Company has delivered to the Purchaser a copy of the Fairness Opinion, together with the Financial Advisor's written consent to the inclusion of or reference to the Fairness Opinion in the Schedule 13E-3, the Preliminary Proxy Statement and the Company Proxy Statement.

                  2.18     INTENTIONALLY OMITTED.

                  2.19     Brokers and Finders.
                           -------------------

                  The Special Committee has furnished to Purchaser or its counsel a true and complete copy of the letter agreement (the "Engagement Letter") between the Company and the Financial Advisor, such Engagement Letter being the only agreement pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder. Other than as set forth herein or in Schedule 2.19 of the Company Disclosure Letter, no broker, financial advisor or investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company that:

                  3.1 Organization and Qualification. The Purchaser is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is now being conducted. Purchaser is a new corporation that was formed for the purpose of consummating the transactions contemplated by this Agreement. Purchaser has not conducted any business or engaged in any activities unrelated to the transactions contemplated by this Agreement. Purchaser has no material liabilities other than in connection with the transactions contemplated by this Agreement and the financing arrangements with the Lending Sources.

                  3.2 Corporate Power, Authorization and Enforceability. The Purchaser has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate all the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and the stockholders of the Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  3.3      No Conflict; Required Filings and Consents.

                  (a) Assuming satisfaction of all applicable requirements referred to in Section 3.3(b) below, the execution and delivery of this Agreement by the Purchaser, the compliance by the Purchaser with the provisions hereof and the consummation by the Purchaser of the transactions contemplated hereby will not conflict with or violate any statute, law, ordinance, rule, regulation, order, writ, judgment, award, injunction, decree or ruling applicable to the Purchaser or any of its properties, or conflict with, violate or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, cancellation or acceleration of, or the loss of a benefit under, or result in the creation of a lien, security interest, charge or encumbrance on any of the properties or assets of Purchaser pursuant to (i) the organizational documents of the Purchaser or (ii) any contract, lease, agreement, note, bond, mortgage, indenture, deed of trust, or other instrument or obligation, or any license, authorization, permit, certificate or other franchise, other than such conflicts, violations, breaches, defaults, losses, rights of termination, amendment, cancellation or acceleration, liens, security interests, charges or encumbrances as to which requisite waivers have been obtained or which individually and in the aggregate would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

                  (b) Other than in connection with or in compliance with the provisions of the DGCL, the Exchange Act, the "blue sky" laws of various states and the HSR Act, if applicable (i) the Purchaser is not required to submit any notice, report, registration, declaration or other filing with any Governmental Entity in connection with the execution or delivery of this Agreement by Purchaser or the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated by this Agreement and
(ii) no waiver, consent, approval, order or authorization of any Governmental Entity is required to be obtained by the Purchaser in connection with the execution or delivery of this Agreement by Purchaser or the performance by the Purchaser of its obligations hereunder or the consummation by the Purchaser of the transactions contemplated by this Agreement.

                  3.4 Board and Stockholder Approval. The Board of Directors and stockholders of the Purchaser has approved this Agreement and the Merger and has authorized the proper officers to execute and deliver this Agreement and all necessary action has been taken in connection therewith.

                  3.5 Brokers and Finders. No broker, finder or investment banker, other than any whose fees and expenses will be paid by the Purchaser, is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

                  3.6      Disclosure Documents.
                           --------------------

                  (a) Each document required to be filed by the Purchaser with the SEC in connection with the transactions contemplated by this Agreement, including on Schedule 13E-3 (the "Purchaser Disclosure Documents") and any amendments or supplements thereto, will, when filed, comply as to form with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

                  (b) The information with respect to the Purchaser that Purchaser furnishes to the Company in writing specifically for use in any Company Disclosure Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they made, not misleading; provided that no representation is made by Purchaser with respect to statements or omissions in the Company Disclosure Documents based upon information furnished to Purchaser by the Company specifically for use therein.

                  (c) The Schedule 13E-3, the Preliminary Proxy Statement and Company Proxy Statement will comply with the applicable requirements of the Exchange Act and will not, at the time of the filing thereof, or from the time of any distribution thereof through the Effective Time contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation is made by the Purchaser with respect to the statements or omissions in the Schedule 13E-3, the Preliminary Proxy Statement or the Company Proxy Statement based upon information furnished to Purchaser in writing by the Company specifically for use therein.

                  (d) The information contained in the Schedule 13D and the amendments thereto filed by the current stockholders of Purchaser is true and accurate in all material respects. In addition, neither Purchaser nor any of its Affiliates were, prior to the execution of this Agreement, subject to the prohibitions on transactions generally applicable to "interested stockholders" within the meaning of Section 203 of the DGCL.


                                   ARTICLE IV
                                    COVENANTS

                  4.1 Conduct of Business by the Company. Except as required or permitted by this Agreement, during the period from the date of this Agreement until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except to the extent that Purchaser shall otherwise consent in writing) the Company and its Subsidiaries shall conduct their respective operations in the ordinary course of business consistent with past practice, and each of the Company and its Subsidiaries will use its commercially reasonable efforts to preserve intact its present business organization, to keep available the services of its present officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it and to maintain insurance on the same terms as are in effect on the date of this Agreement. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Purchaser:

                  (i) amend its Certificate of Incorporation or other charter document or Bylaws;

                  (ii) authorize for issuance, issue, sell, deliver, pledge or agree or commit to issue, sell, deliver or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class or any debt or other securities convertible into capital stock or equivalents (including, without limitation, stock appreciation rights), or amend any of the terms of any of the foregoing, other than the issuance of shares of capital stock upon the exercise of outstanding options under the Company Stock Option Plan;

                  (iii) (A) split, combine or reclassify any shares of its capital stock, or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, adopt or approve any Rights Plan, or repurchase, redeem or otherwise acquire any of its securities or any securities of its Subsidiaries, or (B) declare or pay any dividend of any kind, make any payment of cash or other property to shareholders or to terminate, cancel or otherwise settle any outstanding Options under the Company Stock Option Plan, other than in the case of clauses (A) or (B) above for the issuance of Shares in connection with the exercise of options or the repurchase of Shares to the extent contractually required pursuant to the terms of existing employee stock repurchase agreements or this Agreement, or the cancellation of non-vested options of terminated employees; or issue any new Options or equivalent instruments of any kind;

                  (iv) without prior consultation with the Purchaser (in addition to the consent requirement described above) commence any litigation or arbitration other than in accordance with past practice or settle any litigation or arbitration for money damages or other relief in excess of $50,000 or if as part of such settlement the Company or any Subsidiary would agree to any restrictions on its operations;

                 (v) waive, release or amend its rights under any confidentiality, "standstill" or similar agreement that the Company entered into in connection with its consideration of a potential strategic transaction; provided, however, that the Company may waive, release or amend its rights under any such confidentiality, "standstill" or similar agreement if the Company's Board determines, after consultation with its independent legal counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law; or

                  (vi) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(i) through 4.1(v).

                  4.2      Access to Information; Confidentiality.
                           --------------------------------------

                  (a) From the date of this Agreement to the Effective
Time, the Company shall, and shall cause its Subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents of Purchaser and its Affiliates and the attorneys, accountants, banks, other financial institutions and investment banks working with Purchaser, and its respective officers, employees and agents ("Representatives") reasonable access, at all reasonable times upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to its officers, employees, agents, properties, books, records and contracts, and shall furnish, Purchaser and its Affiliates and the attorneys, banks, other financial institutions and investment banks working with Purchaser, all financial, operating and other data and information as they reasonably request.

                  (b) Any information heretofore or hereafter furnished by the Company which is non-public, confidential or proprietary in nature is referred to in this Agreement as "Confidential Information". The Purchaser agrees that the Confidential Information will be used solely for the purpose of consummating the transactions contemplated by this Agreement, and until the Effective Time, such information will be kept confidential by the Purchaser and its Representatives (as defined below), except that the Confidential Information or portions thereof may be disclosed to those Representatives of the Purchaser who need to know such information solely for the purpose of evaluating the transactions contemplated by this Agreement.

                  (c) In the event that the Purchaser or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 4.2. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, the Purchaser agree, to furnish only that portion of the Confidential Information which the Purchaser is advised by counsel is legally required and to exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

                  (d) The term "Confidential Information" does not include any information that the Purchaser can demonstrate that at the time of disclosure or thereafter is generally available to the public (other than as a result of its disclosure directly or indirectly by the Purchaser or its Representatives).

                  (e) If this Agreement is terminated pursuant to Article
VI, upon the Company's request, the Purchaser will promptly return to the Company any and all copies of the Confidential Information in its possession or in the possession of its Representatives, and the Purchaser and its Representatives will promptly destroy all copies of any analyses, compilations, studies or other documents prepared by or for the Purchaser which reflect or contain any Confidential Information, except for any of the foregoing which Purchaser or its counsel deems advisable to retain in connection with pending or future litigation, provided that such Confidential Information is retained by the Purchaser's counsel and only for so long as considered advisable in light of any pending or future litigation.

                  (f) No investigation pursuant to this Section 4.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  4.3      Preparation of Proxy Statement; Stockholders Meeting;
                           Schedule 13E-3.
                           -----------------------------------------------------

                  (a) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Purchaser, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") for the purpose of approving this Agreement, the Merger and the transaction contemplated by this Agreement, except as otherwise provided in
Section 4.3(f) below. Nothing herein shall prevent the company from adjourning or postponing the Company's stockholders meeting if there are insufficient shares of Company Common Stock necessary to conduct business at its meeting of the Stockholders. Subject to Section 4.5, the Company will, through the Board of Directors and the Special Committee, recommend to its stockholders approval of the foregoing matters and seek to obtain all necessary votes and approvals thereof by the stockholders required to approve the Merger.

                  (b) In connection with the Stockholders' Meeting contemplated hereby, the Company will promptly prepare and file, and Purchaser will cooperate with the Company in the preparation and filing of, a preliminary proxy statement (the "Preliminary Proxy Statement") with the SEC and will use its commercially reasonable efforts to respond to the comments of the SEC concerning the Preliminary Proxy Statement and to cause a final proxy statement (the "Company Proxy Statement") to be mailed to the Company's stockholders, in each case as soon as reasonably practicable. The Purchaser will promptly prepare, and the Company will cooperate with the Purchaser in the preparation and filing of the Rule 13E-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC and will use its commercially reasonable efforts to respond to comments by the SEC concerning the Schedule 13E-3. Purchaser shall be given a reasonable opportunity to review and comment on all filings with the SEC and all mailings to the Company's stockholders in connection with the Merger prior to the filing or mailing thereof, and the Company shall use its commercially reasonable efforts to reflect all such comments. The Company shall pay the filing fees for any Company Schedule 13E-3 and the Preliminary Proxy Statement. Each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, notification of SEC approval of the Company Proxy Statement and of any request by the SEC for amendments or supplements to the
Schedule 13E-3, the Preliminary Proxy Statement or the Company Proxy Statement or for additional information, and will promptly supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Schedule 13E-3, the Preliminary Proxy Statement, the Company Proxy Statement or the Merger.

                  (c) If at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of the Subsidiaries which should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Company Proxy Statement, the Company will promptly inform Purchaser. If at any time prior to the Stockholders' Meeting, any event should occur relating to Purchaser or any of its Associates or Affiliates, or relating to the plans of any such persons for the Surviving Corporation after the Effective Time of the Merger, or relating to the Financing, that should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Company Proxy Statement, the Purchaser, with the cooperation of Company, will, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing, the Company shall consult with Purchaser with respect to such amendment or supplement and shall afford Purchaser reasonable opportunity to comment thereon.

                  (d) Purchaser shall furnish to the Company the information relating to Purchaser and its Affiliates and the plans of such persons for the Surviving Corporation after the Effective Time of the Merger, and relating to any financing matters, which is required to be set forth in the Preliminary Proxy Statement or the Company Proxy Statement under the Exchange Act and the rules and regulations of the SEC thereunder. The Company shall cause, to the extent available, to be included as an exhibit to the Preliminary Proxy Statement and the Company Proxy Statement, the written Fairness Opinion as an exhibit to the Schedule 13E-3, and any reports or opinion delivered to the Board of Directors or the Special Committee by the Financial Advisor in connection with the delivery of the Fairness Opinion which are required under Schedule 13E-3 to be filed as exhibits.

                  (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

                  (f) The parties hereto understand and agree that if the Special Committee withdraws its approval or recommendation of the Merger pursuant to and in compliance with the provisions of Section 4.5 below, the Company will not convene or hold a Stockholder Meeting without obtaining the prior consent of the Special Committee.

                  4.4 Regulatory Filings. Promptly after the delivery of the Commitments, the parties will cooperate in making any filings necessary under any government regulatory requirements that may be applicable to the Merger, including filings, if any, necessary under the HSR Act.

                  4.5 Acquisition Proposals.
                      ---------------------

                  (a) Except as expressly permitted by this Section 4.5, neither the Board of Directors nor the Special Committee shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchaser, its approval or recommendation of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any outline, letter of intent, agreement in principle, acquisition agreement or other similar agreement, whether or not binding on the parties, (each, a "Company Acquisition Agreement") related to any Acquisition Proposal (as hereinafter defined). Notwithstanding the foregoing, if at anytime the Board of Directors or the Special Committee determines in good faith, after consultation with and receipt of advice from outside counsel or its financial advisor, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, subject to compliance with paragraph (b) below, (x) either the Board of Directors or the Special Committee may withdraw or modify, or propose publicly to withdraw or modify, its approval or recommendation of the Merger or this Agreement, (y) the Board of Directors may approve or recommend, or propose publicly to approve or recommend, a Superior Proposal, and (z) the Board of Directors may cause the Company to enter into a Company Acquisition Agreement upon termination of this Agreement pursuant to Section 6.1(d) and accept such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means an Acquisition Proposal that the Special Committee of the Board of Directors of the Company, in good faith, after consultation with its outside counsel and its financial advisor, and taking into account the proposed financing thereof, determines to be of a higher price per Share and more favorable to the stockholders of the Company than the transaction contemplated hereunder. For purposes of this Agreement, an "Acquisition Proposal" means any inquiry or the making of any proposal or offer from any third party, other than the Purchaser or its Affiliates regarding any merger, consolidation, share exchange, recapitalization, business combination, the sale of substantial assets (other than in the ordinary course of business), the sale or purchase of (or right to sell or purchase) shares of capital stock (other than pursuant to the exercise of stock options outstanding on the date of this Agreement), tender offer or similar transactions, whether in a single transaction or a series of transactions, involving the Company or any of its Subsidiaries.

                  (b) In addition to the obligations of the Company as set forth in Section 4.5(a), the Company promptly shall advise the Purchaser orally and in writing of any request for non-public information, any Acquisition Proposal, including all of the material proposed terms of such Acquisition Proposal, the identity of the third party, or any decision by the Company to take any actions with respect to any of the foregoing (with any such notice referred to as a "Company Notice"). Any such Company Notice will be delivered promptly after (and in no event later than 24 hours after) receipt of any request for non-public information or of any Acquisition Proposal and prior to the Company taking any of such actions. In addition, in the event the Company intends to enter into a Company Acquisition Agreement, the Company will deliver a Company Notice at least twenty-four (24) hours (but Company Notices given on a non-business day, or after 6:00 p.m. on a business day, shall take effect on the first business day thereafter) prior to entering into such Company Acquisition Agreement, which Company Notice will identify the third party and the material proposed terms of such Company Acquisition Agreement. Subject to confidentiality agreement requirements imposed by any such third party which shall be substantially similar to those set forth in Section 4.2 hereof and which the Board of Directors determines in good faith, after consultation with its outside counsel, are necessary to enter into in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company will update the information required to be provided in the Company Notice upon the request of the Purchaser.

                  4.6 Public Announcements. Purchaser on the one hand, and the Company on the other hand, will consult with each other before, and obtain the other party's consent with respect to, issuing any press release, any filing with the SEC on Form 8-K or otherwise making any public statements with respect to this Agreement or the Merger or the other transactions contemplated hereby, and shall not issue any such press release, SEC Form 8-K filing or make any such public statement prior to such consultation and consent, except to the extent that compliance with legal requirements and NASDAQ rules require a party to issue a press release or public announcement or make an 8-K filing. Any consent required pursuant to the preceding sentence shall not be unreasonably withheld or delayed.

                  4.7 Notification of Certain Matters.
                      -------------------------------

                  (a) The Company shall give prompt notice (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) in writing to Purchaser, and Purchaser shall give prompt notice in writing to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect as of the time such representation or warranty is made and (ii) any material failure of the Company, Purchaser, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

                  (b) The Company shall give reasonably prompt notice (which notice shall state that it is delivered pursuant to Section 4.7 of this Agreement) in writing to Purchaser, of any occurrence that has had or may reasonably be expected to have a Material Adverse Effect, other than occurrences relating to or arising out of the economy in general or the industries of the Company and its Subsidiaries in general and not specifically relating to the Company or any of its Subsidiaries and occurrences related to the execution of this Agreement and the announcement of the transactions contemplated hereby.

                  4.8      Officers' and Directors' Indemnification; Insurance.
                           ---------------------------------------------------

                  (a) The Purchaser and Surviving Corporation agree that for a period ending on the sixth anniversary of the Effective Time, the Surviving Corporation will maintain all rights to indemnification (including with respect to the advancement of expenses incurred in the defense of any action or suit) existing on the date of this Agreement in favor of the present and former directors, officers, employees and agents of the Company as provided in the Company's Certificate of Incorporation and Bylaws, in each case as in effect on the date of this Agreement, and that during such period, neither the Certificate of Incorporation nor the Bylaws of the Surviving Corporation shall be amended to reduce or limit the rights of indemnity afforded to the present and former directors, officers, employees and agents of the Company, or the ability of the Surviving Corporation to indemnify them, nor to hinder, delay or make more difficult the exercise of such rights or indemnity or the ability to indemnify; provided; however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

                  (b) The Purchaser and Surviving Corporation agree to cause the Surviving Corporation to indemnify to the fullest extent permitted under its Certificate of Incorporation, its Bylaws and applicable law the present and former directors, officers, employees and agents of the Company against all losses, damages, liabilities or claims made against them arising from their service in such capacities prior to and including the Effective Time, to at least the same extent as such persons are currently permitted to be indemnified pursuant to the Company's Certificate of Incorporation and Bylaws, for a period ending on the sixth anniversary of the Effective Time.

                  (c) Should any claim or claims be made against any present or former director, officer, employee or agent of the Company, on or prior to the sixth anniversary of the Effective Time, arising from such person's service as such at any time prior to the Effective Time, the provisions of this Section 4.8 respecting the Certificate of Incorporation and Bylaws and the obligation of indemnity of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

                  (d) The Company and the Purchaser agree that in the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of the surviving Corporation, set forth in this Section 4.8. The provisions of this Section 4.8(d) are in addition to, and not substitution for, any other rights or indemnification that any such person may have by contract or otherwise.

                  (e) The provisions of this Section 4.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and such party's heirs and representatives.

                  (f) The Surviving Corporation shall maintain for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as such insurance is available on commercially reasonable terms and the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Maximum Premium").

                  If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Purchaser will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance.

                  4.9      Additional Agreements.
                           ---------------------

                  (a) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger) and to cooperate with each other in connection with the foregoing.

                  (b) Subject to the terms and conditions hereof, each of the parties to this Agreement agrees to use commercially reasonable efforts to: (i) obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, licenses and other contracts, (ii) obtain all necessary consents, approvals and authorizations as required to be obtained under any federal, state or foreign law or regulations, including, but not limited to, those required under the HSR Act, if required, (iii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Entities, and (vi) fulfill all conditions to this Agreement.

                  4.10 Company Indebtedness. Prior to the Effective Time, the Company and Purchaser shall cooperate with each other in taking such actions requested by the Purchaser as are reasonably appropriate or necessary in connection with obtaining the prior written consent of Fleet National Bank, N.A. prior to the Effective Time.

                  4.11 Other Actions by the Company. If any "fair price," "control share acquisition," "shareholder protection" or other form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby, the Company, the Special Committee and the Board of Directors shall, promptly upon the request of the Purchaser, grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to the extent allowable to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated hereby. The Board of Directors and the Company have taken and shall continue to take such actions as are necessary to either amend the Company Rights Plan or redeem any outstanding rights under the Company Rights Plan, so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Company Rights Plan on such transaction.

                  4.12 Litigation Cooperation. Promptly upon execution of this Agreement and until the Effective Time, each of the Company and Purchaser shall cooperate with each other in connection with any litigation by a third party arising out of or in connection with this Agreement or any of the transactions contemplated by this Agreement.

                  4.13 Future Filings. The Company will deliver to the Purchaser as soon as they become available true and complete copies of any report or statement mailed by it to its stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time. The Purchaser shall deliver to the Company as soon as they become available, true and complete copies of any report or statement mailed by it to the Company's stockholders generally or filed by it with the SEC subsequent to the date of this Agreement and prior to the Effective Time.

                  4.14 Board Action Relating to Stock Option Plans. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option
Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with
Section 1.7 and shall make such other changes to the Company Stock Option Plan in accordance with the terms of the Company Stock Option Plan as the Purchaser, the Special Committee and the Company deem appropriate to give effect to the Merger, and, at Purchaser's request, to terminate such plans as of the Effective Time.

                  4.15 Knowledge of Inaccuracies. In the event that Purchaser, its stockholders or any senior executive officer of the Company shall have knowledge on or prior to the date of this Agreement of the existence or occurrence of any fact, circumstance, or event the failure of the Company to disclose which in this Agreement or the Company Disclosure Schedule otherwise would cause, or be reasonably likely to cause, any inaccuracy or breach by the Company of any representation, warranty, covenant or other obligation hereunder, then such fact, circumstance or event shall be deemed to have been disclosed by the Company to the Purchaser in this Agreement or Company Disclosure Letter.

                  4.16 Financing Matters.
                       -----------------

         (a) Purchaser has had discussions with one or more banks, financial institutions or other public or private financing sources (the "Lending Sources") to determine the available terms of financing and reasonably expects that such commitments regarding junior or subordinated debt financing, together with equity contributions to the Purchaser made or to be made by certain stockholders of the Purchaser (collectively, the "Commitments"), sufficient to consummate the transactions contemplated by the Merger Agreement, will be obtainable from such Lending Sources and stockholders of the Purchaser, as the case may be. The Company acknowledges that the Lending Sources have not had the opportunity to complete due diligence on all aspects of the Company's operations, agreements and finances, including with respect to the Company's operations for the period ended December 30, 2000, and that the results of such investigation may result in the Commitments being unavailable or available only in amounts and on terms not acceptable to the Purchaser.

         (b) The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, all cooperation reasonably necessary in connection with the arrangement of any financing to be consummated contemporaneously with or at or after the expiration of the Effective Time in respect of the transactions contemplated by this Agreement, including participation in meetings and, due diligence sessions, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company, comfort letters of accountants and legal opinions as may be reasonably requested by Purchaser and taking such other actions as are reasonably required to be taken by the Company in the Commitments, provided that Purchaser shall use reasonable efforts not to materially interfere with the duties of such officers, employees and advisors such that the Company's business and results of operations would be materially adversely affected thereby.

         (c) The Company has entered into or agrees to enter into the engagement letter agreement (the "Golub Engagement Letter") among Golub Associates Incorporated, LEG Partners III SBIC, L.P., LEG Partners Debentures SBIC, L.P. the Purchaser and the Company.

         (d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not enter into any Commitments or any other letters, agreements or other documents contemplated by Sections 4.16(b), 4.16(c) or 5.2(f) if, in the aggregate, such Commitments, letters, agreements or other documents obligate the Company to pay more than $400,000.00 of fees, costs and expenses (excluding contingent liabilities such as indemnification obligations), without the prior consent of the Special Committee.

                  4.17 Voting. Each of the Purchaser and its stockholders will vote any and all shares of the Company's Common Stock held by them, or which they have the right to vote, in favor of approval of the Merger, in person, or by proxy.

                  4.18 Exemption from Liability Under Section 16(B). Purchaser and the Company shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director, officer or ten (10%) percent stockholder of the Company to be exempt under Rule 16b-2 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by the Company.

                  4.19 Delisting. Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and to terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the Effective Time of the Merger.


                                   ARTICLE V
                              CONDITIONS OF MERGER

                  5.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

         (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of a majority of Shares held by the stockholders of the Company, as required under the laws of the State of Delaware;

         (b) No temporary restraining order, preliminary or permanent injunction, judgment or other order, decree or ruling nor any statute, rule, regulation, SEC stop order or other order shall be in effect which would make the acquisition or holding by Purchaser or its Affiliates of Shares or shares of Common Stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger; and

         (c) Upon the written request of either the Purchaser or the Special Committee prior to the Closing, the Company shall have delivered to the Purchaser or the Special Committee, as applicable, (i) a pro forma balance sheet of the Surviving Corporation, on a consolidated basis, as of the Effective Time (and reflecting any debt incurred by the Surviving Corporation to finance the Merger), (ii) projections for the Surviving Corporation's operations, on a consolidated basis, for such period reasonably necessary to deliver the certificate described in clause (iii) below, and (iii) a Solvency Certificate (as hereinafter defined), duly executed by the Company's Chief Financial Officer or such other mutually acceptable person, in form and substance reasonably satisfactory to the Purchaser or the Special Committee, as applicable.

                  5.2 Conditions Precedent to Purchaser's Obligations. In addition to the conditions set forth in Section 5.1, the Purchaser shall be obligated to perform the acts contemplated for performance by them under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by Purchaser:

         (a) The receipt of cash proceeds from debt and equity financings sufficient to consummate the transactions contemplated by this Agreement ("Financing Condition").

         (b) The representations and warranties of the Company set forth in
Article 2 shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date specifically set forth in such representation, other than the date hereof, (which shall remain true and correct as of such date).

         (c) The Company shall have performed and complied in all material respects, individually or in the aggregate, (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all other covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

         (d) Since the date of this Agreement, there shall not have been the occurrence of any event or condition, or series of events or conditions, that has had or would reasonably be expected to have a Material Adverse Effect.

         (e) The Company shall have executed and delivered to Purchaser at and as of the Closing a certificate, duly executed by the Company's Chief Financial Officer, in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel, certifying that to such officers' knowledge, the conditions specified in (b), (c) and (d) have been satisfied.

         (f) The Company shall have obtained the material third party consents necessary to consummate the Merger including the consent of Fleet National Bank, N.A..

         (g) As of the Effective Time, the effects of the Company Rights Plan shall have been eliminated to the Purchaser's reasonable satisfaction.

         (h) Shareholders holding Common Stock representing more than five percent (5%) of the Company's outstanding stock shall not have dissented from the Merger and exercised their rights under Section 262 of the DGCL.

                  5.3 Conditions to Obligations of the Company. In addition to the conditions set forth in Section 5.1, the Company shall be obligated to perform the acts contemplated for performance by it under Article I only if each of the following conditions is satisfied at or prior to the Closing Date, unless any such condition is waived in writing by the Company:

         (a) The representations and warranties of the Purchaser set forth in
Article III shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made again at and as of the Closing Date, except for any representations and warranties that address matters only as of a particular date specifically set forth in the particular representation or warranty which shall remain true and correct as of such particular date.

         (b) The Purchaser shall have performed and complied in all material respects, individually or in the aggregate, (without giving duplicative effect to any materiality qualification contained in the applicable obligation) with all covenants and agreements contained in this Agreement required to be performed or complied with by them on or before the Closing Date.

         (c) The Purchaser shall have deposited with the Exchange Agent the Deposit Amount in trust for the benefit of the holders of certificates.

         (d) The Purchaser shall have executed and delivered to the Company at and as of the Closing a certificate, duly executed by the Purchaser's President and/or Chief Financial Officer, in form and substance reasonably satisfactory to the Company and the Company's counsel, certifying that to such officers' knowledge, the conditions specified in (a), (b) and (c) have been satisfied.


                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

                  6.1 Termination. This Agreement may be terminated, at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

         (a) by mutual written agreement of the boards of directors of Purchaser and the Company; or

         (b) by either Purchaser or Company:

                  (i) if any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non appealable; or

                  (ii) if there has been a material breach by the other party of any representation or warranty set forth in this Agreement unless such breach is capable of being cured and is cured within 20 days after the giving of written notice of the material breach.

                  (iii) if there has been a material breach by the other party of any covenant or agreement set forth in this Agreement unless such breach is capable of being cured and is cured within 20 days after the giving of written notice of the material breach.

         (c) by Company, in the case of (i), (ii) or (iii) below, or by Purchaser, (i) if the Board of Directors shall have approved or recommended or proposed publicly to approve or recommend an Acquisition Proposal by a third party, or (ii) the Board of Directors or the Special Committee shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of this Agreement or the transactions contemplated hereby, or
(iii) the Board of Directors or the Special Committee shall have failed to include in the Company Proxy Statement such recommendation (including the recommendation that the stockholders of the Company vote in favor of the Merger) or publicly announced an intention to do any of the foregoing, (iv) if the Company enters into a Company Acquisition Agreement, or (v) if there has been a material breach by the Company of any covenant or agreement set forth in this Agreement including, a material breach of Section 4.5 hereof, which breach arises primarily from the actions taken, or the failure to act, by the Special Committee, unless such breach is capable of being cured and is cured within 20 days after the giving of written notice of the material breach;

         (d) by the Company, pursuant to Section 4.5, in the event the Company has complied with all the provisions of Section 4.5 and has determined to enter into a Company Acquisition Agreement.

         (e) by either Purchaser or Company, if the Effective Time shall not have occurred on or before August 31, 2001, or it becomes manifestly evident that the conditions to the transaction shall not be satisfied by such date; provided, however, that the right to terminate this agreement under this Section 6.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have principally caused, or resulted in, the failure of the Effective Time to occur on or before such date.

                  6.2 Procedure and Effect of Termination. In the event of the termination of this Agreement by the Company or Purchaser or both of them pursuant to Section 6.1, the terminating party shall provide written notice of such termination to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of Purchaser or the Company, except as set forth in this Section 6.2 and in Sections 4.2(b)-(f) and 6.3 of this Agreement. The foregoing shall be an exclusive remedy and shall relieve any party for liability for any and all damages actually incurred as a result of any breach of this Agreement or otherwise, except for any deliberate and wilful breach of this Agreement. Sections 4.2(b)-(f), 6.2, 6.3 and Article VIII of this Agreement shall survive the termination of this Agreement.

                  6.3 Expenses.

         (a) Except as otherwise provided in this Agreement and whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         (b) In the event that the Company or Purchaser terminates this Agreement pursuant to Section 6.1(c) or the Company terminates this Agreement pursuant to Section 6.1(d), then the Company shall reimburse Purchaser for all of the Purchaser's reasonable Expenses (as defined below) as liquidated damages; provided, that such Expenses for which Purchaser is entitled to reimbursement shall not exceed an amount equal to $400,000.00 less the aggregate amount of Company obligations paid by the Company contemplated by Section 4.16(d) hereof; and provided, however, that such limitation of $400,000 shall not be applicable in the event that the Company consummates an Acquisition Proposal that was inquired or made prior to the termination of this Agreement. Any such payment shall be made within five (5) business days after a termination by the Purchaser pursuant to Section 6.1(c) or at the time of any termination by the Company pursuant to Sections 6.1(c) or 6.1(d). For purposes of this Agreement, "Expenses" shall mean out-of-pocket expenses incurred by the Purchaser or on its behalf (other than by the Company) in connection with the Merger and the consummation of the transactions contemplated by this Agreement, (including, reasonable attorneys' fees and disbursements, depository fees and expenses, fees payable to the Lending Sources, the fees of accountants and financial advisors, and filing fees and printing costs). Notwithstanding anything to the contrary contained above, in the event that this Agreement and the Merger shall not have been approved and adopted by the affirmative vote of a majority of the Shares held by the stockholders of the Company at a duly called Stockholders' Meeting, then in such event the Purchaser shall not be entitled to reimbursement by the Company of any Expenses.

                  6.4 Amendment. This Agreement may be amended by each of the parties by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that (i) such amendment shall be in writing signed by all of the parties, and (ii) after adoption of this Agreement and the Merger by the stockholders of the Company, no amendment may be made without the further approval of the stockholders of the Company to the extent such approval is required by applicable law; provided, however, that any modification or amendment hereto shall have been approved by the Special Committee.

                  6.5 Waiver. Subject to the requirements of applicable law, at any time prior to the Effective Time, whether before or after the Special Meeting, any party hereto, by action taken by its Board of Directors, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations; provided, however, that any waiver by the Company shall have been approved by the Special Committee. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer of such party. Notwithstanding the above, any waiver given shall not apply to any subsequent failure of compliance with agreements of the other party or conditions to its own obligations.

                  6.6 Termination decisions by the Company. The Board of Directors shall terminate this Agreement in connection with any action by the Special Committee contemplated by Section 6.1(c)(ii) or (iii) hereof upon, and only upon, the recommendation of the Special Committee.

                                   ARTICLE VII
                                   DEFINITIONS


         As used herein the following terms not otherwise defined have the following respective meanings:

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. As used in this definition the term "control" (including the terms "controlled by" and "under common control with") means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

         "Company Rights Plan" means the Company's stockholder rights plan pursuant to a Rights Agreement dated as of April 11, 2000, between the Company and Continental Stock Transfer and Trust Company as Rights Agreement.

         "Indebtedness" means (i) all indebtedness of the Company or any of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of the Company or any of its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (iii) all indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of the Company or any of its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company or any of its Subsidiaries is liable as lessee,(vi) any liability of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit, and (vii) all indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

         "Material Adverse Effect" means any material adverse effect on the business, properties, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

         "Person" means any corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

         "Solvency Certificate" shall mean a certificate of the Chief Financial Officer of the Company regarding solvency matters of the Company in substantially the form previously delivered by the Company to the Purchaser.

         "Subsidiary" means, with respect to any Person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by such Person or by a Subsidiary of such Person, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if sent via telecopier or delivered personally(including, without limitation, delivery by commercial carrier warranting next-day delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by similar notice, except that notices of changes of address shall be effective upon receipt):

                   (a)     If to Company:
                           Specialty Catalog Corp.
                           21 Bristol Drive
                           South Easton, MA 02375
                           Attention:       Special Committee
                           Fax:             (508) 238-3305

                           With copies to:
                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention:  Stephen Kotran, Esq.
                           Fax: (212) 558-3588

                           If to Purchaser:
                           Specialty Acquisition Corp.
                           c/o Kane Kessler, P.C.
                           1350 Avenue of the Americas
                           26th Floor
                           New York, New York  10019
                           Attn:    Guy Naggar and
                                    Jeffrey S. Tullman, Esq.
                           Fax:     (212) 245-3009

                           With copies to:

                           Kane Kessler, P.C.
                           1350 Avenue of the Americas
                           New York, New York 10019
                           Attention: Robert L. Lawrence, Esq.
                           Fax: (212) 245-3009

                  8.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference in this Agreement to a section, exhibit or schedule shall, unless otherwise expressly indicated, refer to a section of or an exhibit or schedule to this Agreement.

                  8.4 Representations and Warranties, etc. The respective representations and warranties of the Company and Purchaser contained herein shall survive until, and shall expire with, and be terminated and extinguished upon the earlier to occur of (a) the termination of this Agreement pursuant to
Section 6.1 and (b) the Effective Time. This Section 8.4 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

                  8.5 Miscellaneous. This Agreement and the documents delivered pursuant hereto or in connection herewith (i) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral (including, without limitation, any agreement or proposed agreement relating to the timing of execution of this Agreement and the payment of any amount in connection therewith), among the parties, or any of them, with respect to the subject matter hereof, (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, other than Sections
4.8 (which is intended for the benefit of the present and former directors, officers, employees and agents of the Company and may be enforced by any such indemnified persons), and (iii) the Purchaser may assign this Agreement to its lenders as collateral security; provided, however, that no such assignment shall relieve the assignor of its obligations hereunder. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

                  8.6 Attorneys Fees. If any legal proceeding is initiated by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorney's fees incurred in connection with such proceedings.

                  8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware, regardless of the laws that might otherwise governs under applicable principals of conflicts of laws thereof.

                  8.8 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the United States District Court for the Southern District of New York or courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum. The parties hereto agree to service of process by certified or registered United States mail, postage prepaid, addressed to the party in question.

                  8.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  8.10 Assignment. This Agreement may not be assigned by any party without the written consent of the other party; provided, that the Purchaser may assign this Agreement to a corporation, partnership, or limited liability company of which the stockholders of the Purchaser maintain majority control.

                  8.11 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably requested by the other party in order to give effect to all of the terms and provisions of this Agreement.

                  8.12 Publicity. No public announcement or other publicity regarding this Agreement or the transactions contemplated hereby shall be made without the prior written consent of the Purchaser and the Company as to form, content, timing and manner of distribution. Notwithstanding the foregoing, nothing in this Agreement shall preclude the Company from making any public announcement or filing required pursuant to any federal or state securities laws or stock exchange rules; provided that prior to such filing Purchaser shall be given a reasonable opportunity to review and comment on such public announcement or filing.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         SPECIALTY ACQUISITION CORP.




                         By: /s/ Guy Naggar
                                 -------------------
                             Name: Guy Naggar
                             Title:   President



                         SPECIALTY CATALOG CORP.




                         By: /s/ Thomas McCain
                                 -------------------
                              Name: Thomas McCain
                              Title: Senior Vice President, Chief Financial Officer, Secretary, and Treasurer